Exhibit 10.2
WAIVER AND AMENDMENT TO
VENTURE LOAN AND SECURITY AGREEMENT
AND ELEVENTH EXTENSION OF STANDSTILL AGREEMENT
This WAIVER AND AMENDMENT TO VENTURE LOAN AND SECURITY AGREEMENT AND ELEVENTH EXTENSION OF STANDSTILL AGREEMENT (this “Agreement”), dated as of July 7, 2023, is entered into by and among Evelo Biosciences, Inc., a Delaware corporation (“Borrower”), Horizon Credit II LLC, a Delaware limited liability company (“HCII”), as an assignee of Horizon Technology Finance Corporation, a Delaware corporation (“Horizon”), Horizon Funding I, LLC, a Delaware limited liability company (“HFI”), as an assignee of Horizon, Horizon as a Lender (in such role collectively with HCII and HFI, “Lenders”) and Horizon as Collateral Agent (“Collateral Agent”).
RECITALS
A.Borrower, Lenders and Collateral Agent are parties to a certain Venture Loan and Security Agreement, dated as of December 15, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), pursuant to which, among other things, (a) Horizon made (i) a loan to Borrower in the original principal amount of Ten Million Dollars ($10,000,000), which loan is evidenced by a certain Secured Promissory Note (Loan A) in the original principal amount of Ten Million Dollars ($10,000,000), dated as of December 15, 2022, issued by Borrower in favor of Horizon (the “Loan A Note”), (ii) a loan to Borrower in the original principal amount of Fifteen Million Dollars ($15,000,000), which loan is evidenced by a certain Secured Promissory Note (Loan B) in the original principal amount of Fifteen Million Dollars ($15,000,000), dated as of December 15, 2022, issued by Borrower in favor of Horizon (the “Loan B Note”), (iii) a loan to Borrower in the original principal amount of Six Million Dollars ($6,000,000), which loan is evidenced by a certain Secured Promissory Note (Loan C) in the original principal amount of Six Million Dollars ($6,000,000), dated as of December 15, 2022, issued by Borrower in favor of Horizon (the “Loan C Note”), (iv) a loan to Borrower in the original principal amount of Six Million Dollars ($6,000,000), which loan is evidenced by a certain Secured Promissory Note (Loan D) in the original principal amount of Six Million Dollars ($6,000,000), dated as of December 15, 2022, issued by Borrower in favor of Horizon (the “Loan D Note”), (v) a loan to Borrower in the original principal amount of Four Million Dollars ($4,000,000), which loan is evidenced by a certain Secured Promissory Note (Loan E) in the original principal amount of Four Million Dollars ($4,000,000), dated as of December 15, 2022, issued by Borrower in favor of Horizon (the “Loan E Note”) and (vi) a loan to Borrower in the original principal amount of Four Million Dollars ($4,000,000), which loan is evidenced by a certain Secured Promissory Note (Loan F) in the original principal amount of Four Million Dollars ($4,000,000), dated as of December 15, 2022, issued by Borrower in favor of Horizon (the “Loan F Note” and collectively with the Loan A Note, the Loan B Note, the Loan C Note, the Loan D Note, and the Loan E Note, the “Notes”), and (b) Borrower granted a security interest to the Collateral Agent and Lenders in substantially all assets of Borrower, except with respect to Borrower’s Intellectual Property (as defined in the Loan Agreement).
B.Horizon, on December 15, 2022, assigned all of its right, title and interest in and to the Loan A Note to HCII.
C.Horizon, on December 15, 2022, assigned all of its right, title and interest in and to the Loan B Note to Horizon Secured Loan Fund I LLC, who in turn assigned all of its right, title and interest in and to the Loan B Note to HFI.

D.Borrower and Lenders believe that it is possible that Events of Default have occurred under the Loan Agreement pursuant to: (a) Section 6.12 of the Loan Agreement as a result of Borrower’s failure to, at all times, have ongoing, either (i) not less than one (1) active Phase III Clinical Trial or (ii) not less than two (2) active Phase I Clinical Trials and/or Phase II Clinical Trials and (b) Section 8.4 of the Loan Agreement as a result of the occurrence of a material adverse change in (a) the financial condition, business, operations, Properties of Borrower, (b) the ability of Borrower to perform its Obligations under the Loan Documents or (c) the Collateral or Collateral Agent’s or Lender’s security interest in the Collateral (the defaults listed in clauses (a) and (b), collectively, the “Potential Defaults”).
E.On May 10, 2023, Borrower, Collateral Agent and Lenders entered into that certain Standstill Agreement (as amended on by that certain First Extension of Standstill Agreement dated as of May 14, 2023, that certain Second Extension of Standstill Agreement dated as of May 21, 2023, that certain Third Extension of Standstill Agreement dated as of May 30, 2023, that certain Fourth Extension of Standstill Agreement dated as of June 12, 2023, that certain Fifth Extension of Standstill Agreement dated as of June 14, 2023, that certain Sixth Extension of Standstill Agreement dated as of June 16, 2023, that certain Seventh Extension of Standstill Agreement dated as of June 21, 2023, that certain Eighth Extension of Standstill Agreement dated as of June 22, 2023, that certain Ninth Extension of Standstill Agreement dated as of June 23, 2023, and that certain Tenth Extension of Standstill Agreement dated as of June 30, 2023, the “Standstill Agreement”) pursuant to which, among other things, Collateral Agent and Lenders agreed to forbear from exercising any “Rights and Remedies” under the Loan Agreement or any other remedies otherwise available to the Secured Parties with respect to the Potential Defaults during the period commencing on May 10, 2023 and expiring at 9:59 p.m. (Eastern Time) on July 7, 2023 (the “Standstill Period”), on the terms and conditions set forth therein.
F.Borrower has requested that Lenders and Collateral Agent agree to further extend the Standstill Period for a period to permit Borrower to continue operations including advancing Borrower’s Phase 1/2a study of EDP 2939 Product. Lenders and Collateral Agent are willing to extend the Standstill Period, but only to the extent, and in accordance with, the terms, and subject to the conditions, set forth herein.
G.Additionally, Borrower has requested that Lenders amend the Loan Agreement to, among other things, (i) amend the definition of Collateral to include Borrower’s Intellectual Property, (ii) amend the repayment schedule of the Notes, (iii) require the partial paydown of the Loans upon the occurrence of certain events and (iv) amend certain covenants set forth in the Loan Agreement. Lenders are willing to grant such requests, but only to the extent, and in accordance with, the terms, and subject to the conditions, set forth herein.
AGREEMENT
NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower and Lenders hereby agree as follows:
1.Definitions; Interpretation. Unless otherwise defined herein, all capitalized terms used herein and defined in the Loan Agreement shall have the respective meanings given to those terms in the Loan Agreement. Other rules of construction set forth in the Loan Agreement, to the extent not inconsistent with this Agreement, apply to this Agreement and are hereby incorporated by reference.
2.Confirmation. Borrower hereby acknowledges and agrees that: (i) the Loan Agreement sets forth the legal, valid, binding and continuing obligations of Borrower to Lenders,

(ii) the Obligations to Lenders under the Loan Agreement are secured by validly perfected security interests in the Collateral, and (iii) Borrower does not have any cause of action, claim, defense or set-off against any Lender in any way regarding or relating to the Loan Agreement or Lenders’ actions thereunder and to the extent any such cause of action, claim, defense or set-off ever existed, it is waived and Lenders are released from any claims of Borrower. Borrower represents and warrants that, other than the Potential Defaults (to the extent such Potential Defaults are deemed to be Events of Default), no Default or Event of Default has occurred under the Loan Agreement.
3.Extension of Standstill Period for Forbearance Period. Subject to the satisfaction of the conditions precedent set forth herein, Lenders and Collateral Agent hereby agree to further extend the Standstill Period with respect to the Potential Defaults until the earliest to occur of (i) the occurrence of an Event of Default (other than the Potential Defaults) under the Loan Agreement, or (ii) if Borrower achieves the Primary Endpoint (as defined below), then the earliest to occur of (A) Borrower’s payment to Lenders of the Additional Required Loan Paydown Amount (as defined below), (B) sixty (60) days after the Public Trial Release Date (as defined below), and (C) December 31, 2023, or (iii) if Borrower fails to achieve the Primary Endpoint, ten (10) days after the Public Trial Release Date (such period of time extending the Standstill Period, the “Forbearance Period”).
4.Waiver of Potential Defaults Upon Achieving Primary Endpoint. Subject to the satisfaction of the conditions precedent set forth herein, Lenders and Collateral Agent hereby further agree that if Borrower achieves the Primary Endpoint (as defined in the Loan Agreement), then, at the end of the Forbearance Period, Lenders and Collateral Agent shall waive filing any legal action or instituting or enforcing any rights and remedies it may have against Borrower with respect to the Potential Defaults and no Event of Default shall exist pursuant to the Loan Agreement related to the Potential Defaults. Each Lender’s and Collateral Agent’s waiver of Borrower’s compliance with the applicable sections of the Loan Agreement shall apply only with respect to each Potential Default. Each Lender’s and Collateral Agent’s agreement to waive the Potential Defaults (a) in no way shall be deemed an agreement by any Lender or Collateral Agent to waive Borrower’s compliance with any provision of the Loan Agreement as of any other date, and (b) shall not limit or impair any Lender’s or Collateral Agent’s right to demand strict performance of any such section as of all other dates.
5.Paydown and Conversion of a Portion of the Loans.
(a)Borrower and Lenders hereby agree that as a condition of effectiveness of this Agreement, (i) Borrower shall pay to Lenders a payment equal to the sum of (A) Five Million Dollars ($5,000,000) in partial repayment of a portion of the outstanding principal of the Loans, plus (B)(a) with respect to Loan A, Eleven Thousand Five and 08/100 Dollars ($11,005.08), (b) with respect to Loan B, Sixteen Thousand Five Hundred Seven and 60/100 Dollars ($16,507.60), (c) with respect to Loan C, Six Thousand Six Hundred Three and 04/100 Dollars ($6,603.04), (d) with respect to Loan D, Six Thousand Six Hundred Three and 04/100 Dollars ($6,603.04), (e) with respect to Loan E, Four Thousand Four Hundred Two and 02/100 Dollars ($4,402.02), and (f) with respect to Loan F, Four Thousand Four Hundred Two and 02/100 Dollars ($4,402.02), which represents the portion of the Final Payment applicable to the principal of each Loan that is being paid down or converted, that has accrued, according to GAAP, during the time that the aggregate principal amount being paid down and converted was outstanding, and (ii) Lenders will convert a portion of the Loans in an aggregate principal amount equal to Five Million Dollars ($5,000,000) into the same class of and identical in all aspects to the Equity Securities of Borrower issued to the investors participating in the Tranche 1 Equity Financing Round (as defined below) at a price per share equal to the price per share paid by the investors participating in the Tranche 1 Equity Financing Round. Borrower and Lenders hereby agree that after giving effect to the principal paydown and conversion transactions discussed in this Section 3(a) (1) the principal balance of Loan A shall be Seven Million Seven Hundred Seventy-Seven Thousand Seven Hundred Seventy-Seven and 78/100 Dollars ($7,777,777.78), (2) the principal balance of Loan B shall be Eleven Million Six Hundred Sixty-Six Thousand Six Hundred Sixty-Six and 66/100 Dollars ($11,666,666.67), (3) the principal balance of Loan C shall be Four Million Six Hundred Sixty-Six Thousand Six Hundred Sixty-Six and 66/100 Dollars ($4,666,666.67), (4) the principal balance of Loan D shall be Four Million Six Hundred Sixty-Six Thousand Six Hundred Sixty-Six and 66/100 Dollars ($4,666,666.66), (5) the principal balance of Loan E shall be Three Million One Hundred Eleven Thousand One Hundred Eleven and 12/100 Dollars ($3,111,111.12), and (6) the principal balance of Loan F shall be Three Million One Hundred Eleven Thousand One Hundred Eleven and 12/100 Dollars ($3,111,111.12).
6.Amendments to Loan Agreement.
(a)Borrower and Lenders hereby agree that the following definitions shall be inserted into Section 1.1 of the Loan Agreement in their proper alphabetic order:
“Additional Required Loan Paydown Amount” means aggregate principal prepayments in an amount equal to Ten Million Dollars ($10,000,000).”
“Additional Required Loan Conversion Amount” means aggregate conversion of principal to Borrower’s equity in an amount equal to Ten Million Dollars ($10,000,000).”
“EDP Trial” means Borrower’s phase IIa clinical study of Borrower’s EDP 2939 Product evaluating patients suffering from moderate psoriasis.”
“Future Equity Investment Loan Paydown” has the meaning given such term in Section 6.15(a) of this Agreement.”
“Future Equity Investment Conversion” has the meaning given such term in Section 6.15(b) of this Agreement.”
“Primary Endpoint” means that Borrower’s EDP 2939 Product demonstrates superiority over a placebo on the portion of patients participating in Borrower’s EDP Trial who achieve a fifty percent (50%) improvement over the baseline in Psoriasis Area and Severity Index score (also known as a PASI-50 response) after sixteen (16) weeks of administration of such EDP 2939 Product in the EDP Trial for at least one dose level evaluated.”
“Public Trial Release Date”” has the meaning given such term in Section 6.14 of this Agreement.
“Tranche 1 Equity Financing Round” means Borrower, during the period commencing on June 20, 2023, and continuing through July 14, 2023, receiving gross cash proceeds in an aggregate amount not less than Twenty-Five Million Dollars ($25,000,000) from the sale of Borrower’s Equity Securities to Flagship Pioneering, Inc and other investors.”

“Future Equity Investments” means the sale of Borrower’s Equity Securities to two or more investors during the period commencing after the closing of the Tranche 1 Equity Financing.”
(b)Borrower and Lenders hereby agree that Section 2.2(a) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:
“Scheduled Payments. Borrower shall make payments in repayment of each Loan in the amounts and on the dates (each such date, a “Payment Date”) as set forth in the Note applicable to such Loan (collectively, the “Scheduled Payments”). In any event, all unpaid principal, accrued interest and all outstanding fees on each Loan shall be due and payable in full on the Maturity Date.”
(c)Borrower and Lenders hereby agree that Section 2.3(b) of the Loan agreement is deleted in its entirety and replaced with the following:
“Optional Prepayment. Upon five (5) Business Days’ prior written notice to Lender, Borrower may, at its option, at any time, prepay all or any portion of the outstanding Loans by simultaneously paying to Lender an amount equal to (i) any accrued and unpaid interest on the outstanding principal balance of the Loans; plus (ii) an amount equal to (A) if such Loan is prepaid on or before the Loan Amortization Date applicable to such Loan, three percent (3%) of the then outstanding principal balance of such Loan, (B) if such Loan is prepaid after the Loan Amortization Date applicable to such Loan, but on or before the date that is twelve (12) months after such Loan Amortization Date, two percent (2%) of the then outstanding principal balance of such Loan, or (C) if such Loan is prepaid more than twelve (12) months after the Loan Amortization Date applicable to such Loan, but prior to the Maturity Date, one percent (1%) of the then outstanding principal balance of such Loan; plus (iii) a portion of the outstanding principal balance of such Loan Borrower desires to repay; plus (iv) all other sums, if any, that shall have become due and payable hereunder. Notwithstanding the foregoing, the prepayment fee set forth in clause (ii) of this Section 2.3(b) shall be waived with respect to (A) prepayments of principal required as a result of the closing of the Tranche 1 Equity Financing Round and (B) up to Ten Million Dollars ($10,000,000), in the aggregate, of Future Equity Investment Loan Paydowns and (C) any principal converted to equity at the Closing of the Tranche 1 Equity Financing Round or any Future Equity Investments.”
(d)Borrower and Lenders hereby agree that Section 4.1 of the Loan Agreement is deleted in its entirety and replaced with the following:
“Grant of Security Interests. Borrower grants to Collateral Agent and each Lender a valid, continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt, full and complete payment of any and all Obligations and in order to secure prompt, full and complete performance by Borrower of each of its covenants and duties under each of the Loan Documents (other than the Warrants or other agreements related to Equity Securities of Borrower). The “Collateral” shall mean and include all right, title, interest, claims and demands of Borrower in the following:
(a)All goods (and embedded computer programs and supporting information included within the definition of “goods” under the Code) and equipment now owned or hereafter acquired, including all laboratory equipment, computer equipment, office equipment, machinery, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;
(b)All inventory now owned or hereafter acquired, including all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower’s custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower’s books relating to any of the foregoing;
(c)All contract rights and general intangibles (including Intellectual Property), now owned or hereafter acquired, including goodwill, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, software, computer programs, computer disks, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payment intangibles, commercial tort claims, payments of insurance and rights to payment of any kind;
(d)All now existing and hereafter arising accounts, contract rights, royalties, license rights, license fees and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower (subject, in each case, to the contractual rights of third parties to require funds received by Borrower to be expended in a particular manner), whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower’s books relating to any of the foregoing;
(e)All documents, cash, deposit accounts, letters of credit and letters of credit rights (whether or not the letter of credit is evidenced by a writing) and other supporting obligations, certificates of deposit, instruments, promissory notes, chattel paper (whether tangible or electronic) and investment property, including all securities, whether certificated or uncertificated, security entitlements, securities accounts, commodity contracts and commodity accounts, and all financial assets held in any securities account or otherwise, wherever located, now owned or hereafter acquired and Borrower’s books relating to the foregoing; and
(f)To the extent not covered by clauses (a) through (e), all other personal property of Borrower, whether tangible or intangible, and any and all rights and interests in any of the above and the foregoing and, any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof, including insurance, condemnation, requisition or similar payments and proceeds of the sale or licensing of Intellectual Property; but,
Notwithstanding the foregoing, the Collateral shall not include (a) more than 65% of the presently existing and hereafter arising issued and outstanding shares of capital stock owned by Borrower of any Foreign Subsidiary which shares entitle the holder thereof to vote for directors or any other matter; (b) any interest of Borrower as a lessee or sublessee under a real property lease; (c) rights held under a license or other agreement that are not assignable by their terms without the consent of the licensor thereof (but only to the extent such restriction on assignment is enforceable under applicable law); (d) any interest of Borrower as a lessee under an equipment lease if Borrower is prohibited by the terms of such lease from granting a security interest in such lease or under which such an assignment or Lien would cause a default to occur under such lease; provided, however, that upon termination of such prohibition, such interest shall immediately become Collateral without any action by Borrower or Lender; or (e) any trademark application filed in the United States Patent and Trademark Office on the basis of Borrower’s “intent-to-use” such trademark, unless and until acceptable evidence of use of the trademark has been filed with and accepted by the United States Patent and Trademark Office pursuant to Section 1(c) or Section 1(d) of the Lanham Act (15 U.S.C. §§ 1051, et seq.).
Notwithstanding anything to the contrary contained herein, if Collateral Agent’s and Lender’s security interest in Borrower’s Intellectual Property is released in accordance with Section 4.3 below, then, during all such times when Collateral Agent and Lender do not have a security interest in Borrower’s Intellectual Property, the Collateral shall include all accounts receivables, accounts, and general intangibles that consist of rights to payment and proceeds from the sale, licensing or disposition of all or any part, or rights in, the foregoing (the “Rights to Payment”). Notwithstanding the foregoing, if a judicial authority (including a U.S. Bankruptcy Court) holds that a security interest in the underlying Intellectual Property is necessary to have a security interest in the Rights to Payment, then the Collateral shall automatically, and effective as of the date hereof, include the Intellectual Property to the extent necessary to permit perfection of Lender’s security interest in the Rights to Payment.”
(e)Borrower and Lenders hereby agree that Section 4.3 of the Loan Agreement is deleted in its entirety and replaced with the following:
“Duration of Security Interest. Collateral Agent’s and Lender’s security interest in the Collateral shall continue until the payment in full and the satisfaction of all Obligations (other than inchoate indemnity obligations), and termination of Lender’s commitment to fund the Loans, whereupon such security interest shall terminate. Collateral Agent and Lender shall, at Borrower’s sole cost and expense, execute such further documents and take such further actions as may be reasonably necessary to make effective or evidence the release contemplated by this Section 4.3, including duly authorizing and delivering termination statements for filing in all relevant jurisdictions under the Code. Notwithstanding the foregoing, if Borrower makes the full Additional Required Loan Paydown Amount to Lenders, then, Lenders’ and Collateral Agent’s security interest in Borrower’s Intellectual Property shall automatically, and without any action necessary by any party, be released and terminated, and the definition of “Collateral” shall be automatically amended to exclude Borrower’s Intellectual Property. Collateral Agent and Lenders shall, at Borrower’s sole cost and expense, execute and deliver any documents reasonably requested by Borrower to reflect the release of Collateral Agent’s and Lender’s security interest in Borrower’s Intellectual Property.”
(f)Borrower and Lenders hereby agree that Section 6.12 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“Ongoing Clinical Trials. Borrower shall, commencing as of the date on which Borrower achieves the Primary Endpoint, and continuing until the repayment in full of the Obligations, have either (a) a phase IIb clinical trial evaluating Borrower’s EDP 2939 Product in moderate psoriasis, which must either (1) be active or (2) have achieved its primary endpoint(s) for at least one evaluated dose or (b) one (1) Phase II Clinical Trial separate and distinct from the active phase IIb clinical trial initiated in satisfaction of clause (a) of this Section 6.12, where the design and objectives of such Phase II Clinical Trial are satisfactory to Lenders in their reasonable discretion. For the purposes of this Section 6.12, an “active” clinical trial shall mean that Borrower has either dosed patients in such clinical trial, or with respect to a Phase II Clinical Trial, Borrower is conducting activities supporting the initiation of such clinical trial, including but not limited to, clinical study design, interactions with the FDA or other regulatory authorities such as United Kingdom Medicines and Healthcare products Regulatory Agency or the European Medicines Agency, initiation of clinical trial sites, and or activities relating to and chemistry, manufacturing, and controls of the relevant Product.”

(g)Borrower and Lenders hereby agree that the following section shall be added to the Loan Agreement as new Section 6.14:
“6.14 Minimum Cash on Deposit.
(a) If the results of the EDP Trial fail to satisfy the Primary Endpoint, and such results are negative, then, on or prior to the date that is ten (10) days after the date on which Borrower makes a public announcement of the results of the EDP Trial (such date, the “Public Trial Release Date”), and continuing until the repayment in full of the Obligations, Borrower shall, at all times, maintain cash or cash equivalents on deposit in an aggregate amount not less than Nine Million Dollars ($9,000,000) in (i) accounts over which Lenders maintain an Account Control Agreement, (ii) the JPM UK Account (provided that the amount on deposit in such account does not exceed One Million Great British Pounds), (iii) the account of Borrower’s UK Subsidiary ending [* * *] in an amount not to exceed Five Hundred Thousand Great British Pounds, and (iv) any accounts maintained in accordance with the last sentence of Section 7.13 of this Agreement.
(b) If the results of the EDP Trial satisfy the Primary Endpoint, then commencing as of the Public Trial Release Date and continuing until the repayment in full of the Obligations, Borrower shall not be required to maintain any specified amount on deposit.”
(h)Borrower and Lenders hereby agree that the following section shall be added to the Loan Agreement as new Section 6.15:
“6.15 Required Loan Paydown; Required Loan Conversion.
(a)Borrower shall within one (1) Business Day after the closing of each sale of Borrower’s Equity Securities during the period commencing on the date immediately following the closing of the Tranche 1 Equity Financing Round, and continuing until the earlier to occur of (i) the repayment in full of the Obligations, or (ii) the date on which Borrower has paid the Additional Required Loan Paydown Amount, make a payment to Lenders in partial repayment of the Loans in an amount equal to the sum of (A) the product determined by multiplying (1) twenty percent (20%) by (2) the gross cash proceeds received by Borrower as a result of the sale of Borrower’s Equity Securities (each such payment under this Section 6.15(a), a “Future Equity Investment Loan Paydown”) plus (B) a payment of the portion of the Final Payment that has accrued, according to GAAP, during the time that the applicable Future Equity Investment Loan Paydown and the applicable Future Equity Investment Conversion (as defined below) was outstanding at the time of applicable paydown or conversion, respectively.
(b)Additionally, Lenders hereby agree that, on each date on which Lenders receive a Future Equity Investment Loan Paydown, they shall convert a portion of the Loans in an amount equal to the principal portion of such Future Equity Investment Loan Paydown into the same class of and identical in all aspects to the Equity Securities of Borrower issued to the investors participating in the financing round giving rise to the requirement to provide such Future Equity Investment Loan Paydown at a price per share equal to the price per share paid for such Equity Securities by the investors participating in such financing round (each such conversion under this Section 5.15(b), a “Future Equity Investment Conversion”). In no event shall the aggregate principal portion of the Loans converted into Equity Securities pursuant to the terms of this Section 6.15(b) exceed Additional Required Loan Conversion Amount.”
7.Amended and Restated Notes. The Notes are each amended and restated as attached hereto as Exhibit A (the “Amended and Restated Notes”).
8.Conditions to Effectiveness. Lenders’ consent and agreement herein is expressly conditioned on the following:
(a)Borrower, Lenders and Collateral Agent executing a copy of this Agreement;
(b)Borrower executing and delivering to each Lender its respective Amended and Restated Note, in form and substance acceptable to Collateral Agent in its reasonable discretion;
(c)Borrower executing and delivering to Collateral Agent a Grant of Security Interest - Patents;
(d)Borrower executing and delivering to Collateral Agent a Grant of Security Interest – Trademarks, in form and substance acceptable to Collateral Agent in its reasonable discretion;
(e)Borrower tendering to Lenders a payment equal to the sum of (A) Five Million Dollars ($5,000,000) in partial repayment of the principal portion of the Loans plus (B) the following portion of the Final Payment applicable to each such Loan: (i) with respect to Loan A, Eleven Thousand Five and 08/100 Dollars ($11,005.08), (ii) with respect to Loan B, Sixteen Thousand Five Hundred Seven and 60/100 Dollars ($16,507.60), (iii) with respect to Loan C, Six Thousand Six Hundred Three and 04/100 Dollars ($6,603.04), (iv) with respect to Loan D, Six Thousand Six Hundred Three and 04/100 Dollars ($6,603.04), (v) with respect to Loan E, Four Thousand Four Hundred Two and 02/100 Dollars ($4,402.02), and (vi) with respect to Loan F, Four Thousand Four Hundred Two and 02/100 Dollars ($4,402.02).

(f)Each of the representations and warranties of Borrower made in this Agreement shall be true and correct in all material respects on and as of the date hereof as if made on and as of such date, both before and after giving effect to this Agreement; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date;
(g)The closing of the Tranche 1 Equity Financing Round, including Borrower providing Lenders with evidence satisfactory to Lenders that Borrower has received gross cash proceeds in an aggregate amount not less than Twenty-Five Million Dollars ($25,000,000) from the sale of Borrower’s Equity Securities to Flagship Pioneering, Inc and other investors; and
(h)    Borrower’s payment to Horizon of its legal fees incurred in connection with this Agreement, together with the reimbursement of Horizon’s out of pocket expenses incurred, in an aggregate amount up to Twenty-Five Thousand Dollars ($25,000).
9.Representations and Warranties.
(a)    At and as of the date of this Agreement, and both prior to and after giving effect to this Agreement, each of the representations and warranties contained in the Loan Agreement is true and correct in all material respects (except with respect to any such representation or warranty which is already qualified by a materiality qualifier, in which case such representation or warranty shall be true and correct in all respects, and where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date).
(b)    Borrower has all necessary power and authority to execute, deliver, and perform in accordance with the terms thereof, this Agreement. Borrower has all requisite power and authority to own and operate its Property and to carry on its businesses as now conducted.
10.Effect of Agreement. On and after the date hereof, each reference to the Loan Agreement in the Loan Agreement or in any other document shall mean the Loan Agreement as amended by this Agreement. Except as expressly provided hereunder, the execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power, or remedy of Lenders, nor constitute a waiver of any provision of the Loan Agreement other than the Potential Defaults, to the extent set forth in Section 3 above. Except to the limited extent expressly provided herein, nothing contained herein shall, or shall be construed to (nor shall Borrower ever argue to the contrary) (i) modify the Loan Agreement or any other Loan Document, (ii) modify, waive, impair, or affect any of the covenants, agreements, terms, and conditions thereof, or (iii) waive the due keeping, observance and/or performance thereof, each of which is hereby ratified and confirmed by Borrower. Except as amended above, the Loan Agreement remains in full force and effect.
11.Headings. Headings in this Agreement are for convenience of reference only and are not part of the substance hereof.
12.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut without reference to conflicts of law rules.

13.Counterparts. This Agreement may be executed in any number of counterparts, including by electronic or facsimile transmission, each of which when so delivered shall be deemed an original, but all such counterparts taken together shall constitute but one and the same instrument.
14.Integration. This Agreement and the Loan Documents constitute and contain the entire agreement of Borrower and Lenders with respect to their respective subject matters, and supersede any and all prior agreements, correspondence and communications.

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IN WITNESS WHEREOF, Borrower, Lenders and Collateral Agent have caused this Agreement to be executed as of the day and year first above written.

BORROWER:
EVELO BIOSCIENCES, INC.

By: /s/ Marella Thorell
Name: Marella Thorell
Title:    Chief Financial Officer

COLLATERAL AGENT:
HORIZON TECHNOLOGY FINANCE CORPORATION

By: /s/ Daniel S. Devorsetz
Name: Daniel S. Devorsetz
Title: Chief Operating Officer

LENDER:
HORIZON FUNDING I, LLC
By: Horizon Secured Loan Fund I LLC, its sole member

By: /s/ Daniel S. Devorsetz
                    Name:    Daniel S. Devorsetz
                        Title:    Manager

LENDER:
HORIZON CREDIT II LLC

By: /s/ Daniel S. Devorsetz
Name: Daniel S. Devorsetz
Title: Chief Operating Officer

[Signature Page to Waiver and Amendment to LSA – Evelo]

EXHIBIT A

Amended and Restated Notes

(See attached)